Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS

Sales of $479 million, up 7% versus prior year
Earnings Per Share of $0.35; Adjusted Earnings Per Share of $0.43
Cash Flow from Operations of $59 million, down 23% versus prior year
Returned $17 million of cash to shareholders through dividends and repurchases

Parsippany, N.J., November 4, 2022 - AdvanSix (NYSE: ASIX) today announced its financial results for the third quarter ending September 30, 2022. Overall, results were impacted by the previously announced extended planned plant turnaround.
Third Quarter 2022 Summary
•Sales up approximately 7% versus prior year driven by 18% favorable impact of market-based pricing, 4% higher raw material pass-through pricing, and 3% contribution from acquisitions, partially offset by 18% lower volume
•Net Income of $10.0 million, a decrease of $33.9 million versus the prior year
•Adjusted EBITDA of $33.3 million, a decrease of $44.4 million versus the prior year
•Cash Flow from Operations of $58.9 million, a decrease of $17.6 million versus the prior year
•Capital Expenditures of $22.2 million, an increase of $9.2 million versus the prior year
•Free Cash Flow of $36.7 million, a decrease of $26.8 million versus the prior year
•Repurchased 362,609 shares for approximately $13 million in 3Q22; Year-to-date repurchases of approximately $24 million
•Increased 3Q22 quarterly dividend by 16% to $0.145 per share

“Our third quarter performance reflects the resilience of our business model and our ability to navigate challenging conditions," said Erin Kane, president and CEO of AdvanSix. "Despite the unfavorable impact of the extended plant turnaround as previously announced on October 7, sales grew year-over-year as our commercial execution offset lower sales volume. Our healthy cash flow performance continued to support smart and disciplined deployment of capital in the quarter into reinvestment in the business, $17 million of cash returned to shareholders in the form of dividends and share repurchases, and further debt reduction."

Summary third quarter 2022 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	3Q 2022	3Q 2021
Sales	$478,769	$446,495
Net Income	10,032	43,942
Diluted Earnings Per Share	$0.35	$1.51
Adjusted Diluted Earnings Per Share (1)	$0.43	$1.58
Adjusted EBITDA (1)	33,313	77,687
Adjusted EBITDA Margin % (1)	7.0%	17.4%
Cash Flow from Operations	58,934	76,488
Free Cash Flow (1)(2)	36,703	63,495
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $479 million in the quarter increased approximately 7% versus the prior year. Market-based pricing was favorable by 18% compared to the prior year driven by higher pricing across our ammonium sulfate and nylon product lines. Raw material pass-through pricing was favorable by 4% following a net cost increase in benzene and propylene (inputs to cumene which is a key feedstock to our products). The acquisition of U.S. Amines contributed approximately 3% to sales in the quarter. Sales volume decreased approximately 18% driven primarily by the unfavorable impact of the extended plant turnaround and lower production output overall compared to the prior year.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	3Q 2022		3Q 2021
	Sales	% of Total	Sales	% of Total
Nylon	$141,017	29%	$122,110	27%
Caprolactam	90,818	19%	80,265	18%
Chemical Intermediates	115,268	24%	130,920	29%
Ammonium Sulfate	131,666	28%	113,200	26%
	$478,769	100%	$446,495	100%

Adjusted EBITDA of $33.3 million in the quarter decreased $44.4 million versus the prior year primarily due to the unfavorable impact of the extended planned plant turnaround, lower sales volume, inflation, and higher utilities cost driven by natural gas prices, partially offset by higher market-based pricing, net of increased raw material costs.

Adjusted earnings per share of $0.43 decreased $1.15 versus the prior year driven primarily by the factors discussed above, partially offset by a lower effective tax rate in the quarter versus the prior year.

Cash flow from operations of $58.9 million in the quarter decreased $17.6 million versus the prior year primarily due to lower net income, partially offset by the favorable impact of changes in working capital. Capital expenditures of $22.2 million in the quarter increased $9.2 million versus the prior year.

Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.145 per share on the Company's common stock. The dividend is payable on November 29, 2022 to stockholders of record as of the close of business on November 15, 2022.

Outlook
•4Q22 expected performance rebounding towards results demonstrated in 1Q22 and 2Q22 as well as continued strong cash flow generation
•Expect strong underlying agriculture and fertilizer industry fundamentals to continue
•North American demand for nylon and chemical intermediates mixed overall; softness in consumer durables and building and construction end markets
•Targeting our typical high plant utilization rates as supported by our global competitive position
•Capital Expenditures tracking to approximately $95 million for the full year 2022
•Expect pre-tax income impact of planned plant turnarounds to be $28 million to $33 million in 2023 versus approximately $50 million in 2022

"Our outlook is supported by our diverse product portfolio, advantage of our business model, and strong underlying agriculture and fertilizer industry fundamentals. The growth prospects of AdvanSix remain robust, and we are committed to delivering long-term value to our shareholders. We've demonstrated our ability to successfully perform through all market conditions and expand our earnings base while generating robust cash flow and look forward to closing out 2022 with another strong quarter,” concluded Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s third quarter 2022 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on November 4 until 12 noon ET on November 11 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 3129770.

About AdvanSix
AdvanSix plays a critical role in global supply chains, innovating and delivering essential products for our customers in a wide variety of end markets and applications that touch people’s lives, such as building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives and electronics. Our reliable and sustainable supply of quality products emerges from the integrated value chain of our five U.S.-based manufacturing facilities. AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, chemical intermediates, and plant nutrients, guided by our core values of Safety, Integrity, Accountability and Respect. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally, including the impact of the coronavirus (COVID-19) pandemic and any resurgences; the potential effects of inflationary pressures, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of the conflict between Russia and Ukraine; the scope, shape and pace of recovery of the pandemic including the impact of social and economic restrictions and other containment measures taken to combat virus transmission; the effect on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks and disruptions to our technology infrastructure; risks associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; cybersecurity, data privacy incidents and disruptions to our technology infrastructure; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$24,694	$15,100
Accounts and other receivables – net	185,901	178,140
Inventories – net	158,432	149,570
Taxes receivable	14,930	947
Other current assets	14,399	6,097
Total current assets	398,356	349,854

Property, plant and equipment – net	803,188	767,964
Operating lease right-of-use assets	124,960	136,207
Goodwill	56,192	17,592
Intangible assets	50,004	17,980
Other assets	22,833	22,402
Total assets	$1,455,533	$1,311,999

LIABILITIES
Current liabilities:
Accounts payable	$265,090	$211,511
Accrued liabilities	44,068	49,712
Income taxes payable	24	9,723
Operating lease liabilities – short-term	38,913	36,127
Deferred income and customer advances	2,561	2,749
Total current liabilities	350,656	309,822

Deferred income taxes	152,412	133,330
Operating lease liabilities – long-term	86,304	100,580
Line of credit – long-term	135,000	135,000
Postretirement benefit obligations	6,868	18,243
Other liabilities	10,016	13,834
Total liabilities	741,256	710,809

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 31,962,466 shares issued and 27,715,594 outstanding at September 30, 2022; 31,755,430 shares issued and 28,139,954 outstanding at December 31, 2021	320	318
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Treasury stock at par (4,246,872 shares at September 30, 2022; 3,615,476 shares at December 31, 2021)	(42)	(36)
Additional paid-in capital	181,628	195,931
Retained earnings	538,056	411,516
Accumulated other comprehensive loss	(5,685)	(6,539)
Total stockholders' equity	714,277	601,190
Total liabilities and stockholders' equity	$1,455,533	$1,311,999

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Sales	$478,769	$446,495	$1,541,578	$1,260,561

Costs, expenses and other:
Costs of goods sold	443,646	366,180	1,296,128	1,040,965
Selling, general and administrative expenses	23,069	21,121	65,120	62,112
Interest expense, net	686	1,174	2,017	4,096
Other non-operating (income) expense, net	(1,394)	331	(1,825)	349
Total costs, expenses and other	466,007	388,806	1,361,440	1,107,522

Income before taxes	12,762	57,689	180,138	153,039
Income tax expense	2,730	13,747	41,876	36,835
Net income	$10,032	$43,942	$138,262	$116,204

Earnings per common share
Basic	$0.36	$1.56	$4.92	$4.13
Diluted	$0.35	$1.51	$4.74	$4.02

Weighted average common shares outstanding
Basic	27,944,494	28,182,810	28,103,255	28,136,511
Diluted	28,889,658	29,100,276	29,173,537	28,920,832

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$10,032	$43,942	$138,262	$116,204
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,644	16,325	51,870	49,058
Loss on disposal of assets	503	409	1,303	842
Deferred income taxes	6,138	3,423	8,696	11,235
Stock-based compensation	2,220	2,499	7,599	8,606
Accretion of deferred financing fees	155	142	464	424
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	59,491	(5,575)	7,346	(46,549)
Inventories	(2,985)	(2,807)	27	37,885
Taxes receivable	(13,983)	26	(13,983)	11,952
Accounts payable	(18,662)	20,226	43,468	27,047
Income taxes payable	(8)	—	(9,699)	—
Accrued liabilities	1,155	1,843	(7,666)	6,418
Deferred income and customer advances	954	188	(188)	(23,241)
Other assets and liabilities	(3,720)	(4,153)	(23,512)	(14,358)
Net cash provided by operating activities	58,934	76,488	203,987	185,523

Cash flows from investing activities:
Expenditures for property, plant and equipment	(22,231)	(12,993)	(61,010)	(37,471)
Acquisition of business	—	—	(97,456)	(9,523)
Other investing activities	(366)	(493)	(1,587)	(975)
Net cash used for investing activities	(22,597)	(13,486)	(160,053)	(47,969)

Cash flows from financing activities:
Borrowings from line of credit	123,500	29,000	354,000	133,500
Payments of line of credit	(135,000)	(89,000)	(354,000)	(273,500)
Principal payments of finance leases	(231)	(170)	(712)	(534)
Dividend payments	(4,051)	—	(11,083)	—
Purchase of treasury stock	(13,172)	—	(23,591)	(589)
Issuance of common stock	14	156	1,046	202
Net cash used for financing activities	(28,940)	(60,014)	(34,340)	(140,921)

Net change in cash and cash equivalents	7,397	2,988	9,594	(3,367)
Cash and cash equivalents at beginning of period	17,297	4,251	15,100	10,606
Cash and cash equivalents at the end of period	$24,694	$7,239	$24,694	$7,239

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$19,182	$6,783

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$58,934	$76,488	$203,987	$185,523
Expenditures for property, plant and equipment	(22,231)	(12,993)	(61,010)	(37,471)
Free cash flow (1)	$36,703	$63,495	$142,977	$148,052

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$10,032	$43,942	$138,262	$116,204
Non-cash stock-based compensation	2,220	2,499	7,599	8,606
Non-recurring, unusual or extraordinary expenses	—	—	—	—
Non-cash amortization from acquisitions	532	65	1,284	174
One-time M&A costs	—	—	277	172
Benefit from income taxes relating to reconciling items	(466)	(391)	(1,461)	(1,378)
Adjusted Net Income	12,318	46,115	145,961	123,778
Interest expense, net	686	1,174	2,017	4,096
Income tax expense - adjusted	3,196	14,138	43,337	38,213
Depreciation and amortization - adjusted	17,113	16,260	50,586	48,884
Adjusted EBITDA	$33,313	$77,687	$241,901	$214,971

Sales	$478,769	$446,495	$1,541,578	$1,260,561

Adjusted EBITDA Margin (2)	7.0%	17.4%	15.7%	17.1%

(2) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Income	$10,032	$43,942	$138,262	$116,204
Adjusted Net Income	12,318	46,115	145,961	123,778

Weighted-average number of common shares outstanding - basic	27,944,494	28,182,810	28,103,255	28,136,511
Dilutive effect of equity awards and other stock-based holdings	945,164	917,466	1,070,282	784,321
Weighted-average number of common shares outstanding - diluted	28,889,658	29,100,276	29,173,537	28,920,832

EPS - Basic	$0.36	$1.56	$4.92	$4.13
EPS - Diluted	$0.35	$1.51	$4.74	$4.02
Adjusted EPS - Basic	$0.44	$1.64	$5.19	$4.40
Adjusted EPS - Diluted	$0.43	$1.58	$5.00	$4.28

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (3)

	1Q	2Q	3Q	4Q	FY
2017	—	~$10	~$4	~$20	~$34
2018	~$2	~$10	~$30	—	~$42
2019	—	~$5	~$5	~$25	~$35
2020	~$2	~$7	~$20	~$2	~$31
2021	~$3	~$8	—	~$18	~$29
2022	~$1	~$5	~$44	—	~$50
2023E	~$3	—	$25-$30	—	$28-$33

(3) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.